Exhibit 3.20

Exhibit A

BY-LAWS

LIZ Claiborne Cosmetics

of

LHISG, INC.

(A Delaware Corporation)

ARTICLE I

Stockholders

Section 1.              Place of Meetings.   Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.              Annual Meetings.   Annual meetings of stockholders shall be held on such date during the month of April, May or June of each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

Section 3.              Special Meetings.   Special meetings of the stockholders may be called by the Board of Directors.

Section 4.              Notice of Meetings.   Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

Section 5.              Quorum; Adjournments of Meetings.   The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present  in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.              Voting.   At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

Section 7.              Inspectors of Election.   The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

Section 8.              Chairman of Meetings.   The President or, in his absence, a Vice President of the Corporation shall preside at all meetings of the stockholders. In the absence of both President and all Vice Presidents, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

Section 9.              Secretary of Meetings.   The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

ARTICLE II

Board of Directors

Section 1.              Number of Directors.   The Board of Directors shall consist of not less than three nor more than ten members; provided, however, that such number may from time to time be increased or decreased by the Board of Directors or by the stockholders.

Section 2.              Vacancies.   Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term, or, -if the Board has not filled such vacancy, it may be filled by the stockholders.

Section 3.              First Meetings.   The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

Section 4.              Regular Meetings.   Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places either within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 5.              Special Meetings.   Special meetings of the Board of Directors may be called by order of the President, a Vice President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

Section 6.              Attendance by Communications Equipment.   Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any required notice of the place of the meeting at which participation is by means of a conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.

Section 7.              Organization.  Every meeting of the Board of Directors shall be presided over by the President, or, in his absence, a Vice President. In the absence of the President and any Vice President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

Section 8.              Quorum; Vote.   A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

Section 9.              Removal of Directors.   Any director or the entire Board of Directors may be subject to removal with or without cause at any time by the stockholders.

ARTICLE III

Officers

Section 1.              General.   The Board of Directors shall elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

Section 2.              Term of Office; Removal and Vacancy.   Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 3.              Powers and Duties.   Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the President shall be the chief executive officer of the corporation.

Section 4.              Power to Vote Stock.   Unless otherwise ordered by the Board of Directors, each Vice President of the Corporation shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any  and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 1.              Certificates of Stock.   Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.              Transfer of Stock.   Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

Section 3.              Ownership of Stock.   The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V

Miscellaneous

Section 1.              Corporation Seal.   The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and State of incorporation.

Section 2.              Fiscal Year.   The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.

ARTICLE VI

Amendment

The Board of Directors shall have the power to make, alter of repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

ARTICLE VII

Indemnification

The corporation shall indemnify any director, officer, employee or agent of the corporation to the full extent permitted by law.